March 14, 1997


U. S. Securities & Exchange Commission
450 Fifth Street, N. W.
Washington, D. C.  20549

     Re:  S. W. Lam, Inc. (formerly, New Wine, Inc.)

Dear Sirs:

     We have read the disclosure contained in Item 14 of Amendment No. 1 to Form 10 as filed by S. W. Lam, Inc. (formerly, New Wine, Inc.) with respect to our dismissal as accountants for the company. We concur with the statements contained therein and consent to the filing of this letter as an exhibit to Form 10.

                                   Sincerely,

                                   ALBRIGHT, PERSING & ASSOCIATES, LTD.


                                   /s/ Albright, Persing & Associates, Ltd.
                                   --------------------------------------------
                                   Albright, Persing & Associates, Ltd.